UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 21, 2013, Performance Technologies, Incorporated ("PT") issued a press release announcing its results of operations for the quarter and year ended December 31, 2012. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by PT on February 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

February 21, 2013	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

February 21, 2013	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President of Finance and Chief Financial Officer

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

PT

585-256-0200 ext. 7276

http://www.pt.com        finance@pt.com

PT Announces Fourth Quarter 2012

Financial Results

ROCHESTER, NY – February 21, 2013 – PT (NASDAQ: PTIX), a leading global provider of advanced network communications solutions, today announced its unaudited financial results for the fourth quarter 2012.

Revenue in the fourth quarter 2012 amounted to $5.3 million, compared to $9.1 million in the fourth quarter 2011. Revenue for 2012 amounted to $23.3 million, compared to $36.2 million for 2011.

On the basis of generally accepted accounting principles (GAAP), the net loss in the fourth quarter 2012 amounted to ($4.0 million), or ($.36) per basic share, based on 11.1 million shares outstanding, including charges for the impairment of software capitalization costs and purchased intangible assets totaling $.14 per share, a charge for excess OEM inventories of $.12 per share, restructuring costs of $.04 per share, amortization of purchased intangible assets of $.02 per share, a discrete income tax charge of $.01 per share, and stock-based compensation expense of $.01 per share. GAAP net income in the fourth quarter 2011 amounted to $.5 million, or $.04 per diluted share, based on 11.1 million shares outstanding, including stock compensation expense of $.01 per share, amortization of purchased intangible assets of $.03 per share and write-off of software development costs of $.02 per share.

The GAAP net loss for 2012 amounted to ($7.1 million), or ($.64) per basic share, including charges for the impairment of software capitalization costs and purchased intangible assets totaling $.14 per share, a charge for excess OEM inventories of $.12 per share, restructuring costs of $.04 per share, amortization of purchased intangible assets of $.10 per share, a discrete income tax charge of $.01 per share, and stock-based compensation expense of $.02 per share. The GAAP net loss for 2011 amounted to ($1.2 million), or ($.10) per basic share, based on 11.1 million shares outstanding. This loss includes restructuring expense of $.02 per share, stock compensation expense of $.03 per share, an impairment charge against vendor software of $.04 per share, write-off of software development costs of $.02 per share, amortization of purchased intangible assets of $.10 per share and litigation expenses of $.04 per share.

The non-GAAP net loss in the fourth quarter 2012 amounted to ($.3 million), or ($.03) per basic share, compared to non-GAAP net income of $1.0 million, or $.09 per diluted share in the fourth quarter 2011. The non-GAAP net loss for 2012 amounted to ($2.4 million), or ($.22) per basic share, compared to net income of $1.5 million, or $.13 per diluted share for 2011. Please refer to the reconciliations between GAAP and non-GAAP financial measures contained in this release.

On December 31, 2012, the Company had cash and investments amounting to $14.3 million, working capital of $15.5 million and no long-term debt.

On January 10, 2013, PT announced its decision to sharpen its strategic business focus, concentrate on its high value-add communications product families, transition away from other product portfolio elements, and implement operational expense reductions. In conjunction with this decision, the Company reduced its personnel by ten employees, or 8% of its workforce as of January 10, 2013. As a result of this action, the Company expects to incur first quarter 2013 pre-tax restructuring charges of approximately $.3 million, representing employee-related costs, which will result in cash expenditures. This action reduced operating expenses by approximately $.7 million per year. When combined with the savings from the restructuring PT announced in October 2012, the Company has reduced its break-even expense level by more than $2 million per year. During the first half of 2013, we expect to increase our sales and marketing investments in our Diameter signaling product to accelerate its penetration in this growing market.

"While our fourth quarter revenues and net loss are disappointing, we are confident that we have taken the necessary measures, both in the fourth quarter and since, to stabilize the Company’s operations and place us firmly on the path to profitability,” said John Slusser, president and chief executive officer. "These measures were based upon focusing our efforts on high-value add, strong-margin products that provide the best prospects for revenue growth as global economic conditions improve. We enter 2013 with a lean, focused and dedicated group of employees and an exciting new Diameter signaling product, our Universal Diameter Router (UDR). Our ability to provision a complete signaling evolution path in a single, highly-integrated, carrier-grade end solution set – spanning from today’s legacy network upgrades to next-generation 4G LTE architectures – positions us very well in the network signaling marketplace going forward.”

About PT (www.pt.com)

PT (NASDAQ: PTIX) is a global supplier of advanced, high availability network communications solutions.

Its SEGway™ Diameter and SS7 Signaling Systems provide tightly integrated signaling and advanced routing capabilities and applications that uniquely span the mission critical demands of both existing and next-generation 4G LTE and IMS telecommunications networks. The Company’s IPnexus® Multi-Protocol Gateways and Servers enable a broad range of IP-interworking in data acquisition, sensor, radar, and control applications for aviation, weather and other infrastructure networks. Established in 1981, PT is headquartered in Rochester, NY and markets and sells its products worldwide through its direct sales organization as well as through channel partners that include major telecommunications equipment vendors, government prime contractors and value-added resellers.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers and the potential loss of key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of PT’s manufacturing capacity and arrangements, the protection of PT’s proprietary technology, errors or defects in our products, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, possible loss or significant curtailment of significant government contracts or subcontracts, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of PT’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the most recent audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

As a supplement to the GAAP-based consolidated financial statements contained in this press release, the Company is providing a presentation of non-GAAP financial measures which can be useful to investors to gain an overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP financial measures provide useful information to investors by excluding certain expenses the Company believes are not indicative of its core operating results. The non-GAAP financial measures exclude certain expenses such as the effects of (a) amortization of purchased intangible assets, (b) write-offs of software capitalization and purchased intangible assets, (c) OEM excess inventory charges, (d) stock-based compensation costs, (e) restructuring costs, (f) litigation expenses, and (g) impairment charges – vendor software.

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions and forecasting and planning for future periods. We also consider the use of the non-GAAP financial measures to be helpful in assessing various aspects of our business operations.

Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial information and should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial information.

A reconciliation of non-GAAP measures to GAAP measures is included herein.

###

A conference call will be held on Friday, February 22, at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 494-3746 or (416) 915-1196. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from February 22 through February 26, 2013. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 62275. A live webcast of the conference call will be available on the PT website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PT is a trademark of Performance Technologies, Inc. The names of actual companies, products, or services may be the trademarks, registered trademarks, or service marks of their respective owners in the United States and/or other countries.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	December 31, 2012	December 31, 2011

Current assets:
Cash and cash equivalents	$7,546,000	$9,641,000
Investments	4,794,000	2,798,000
Accounts receivable	3,775,000	5,622,000
Inventories	3,615,000	5,421,000
Prepaid expenses and other assets	932,000	1,155,000
Prepaid income taxes	206,000	67,000
Deferred income taxes	445,000	368,000
Total current assets	21,313,000	25,072,000

Investments	1,969,000	3,362,000
Property, equipment and improvements, net	1,683,000	1,891,000
Software development costs, net	3,716,000	3,932,000
Purchased intangible assets, net	2,835,000	4,390,000
Deferred income taxes		102,000
Total assets	$31,516,000	$38,749,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,134,000	$1,015,000
Accrued expenses	1,664,000	1,547,000
Deferred revenue	3,002,000	2,808,000
Fair value of foreign currency hedges		46,000
Other payable		999,000
Total current liabilities	5,800,000	6,415,000
Deferred income taxes	696,000	553,000
Total liabilities	6,496,000	6,968,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	17,591,000	17,347,000
Retained earnings	17,099,000	24,237,000
Accumulated other comprehensive income	15,000	(118,000)
Treasury stock	(9,818,000)	(9,818,000)
Total stockholders’ equity	25,020,000	31,781,000
Total liabilities and stockholders’ equity	$31,516,000	$38,749,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012 AND 2011

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Sales	$5,275,000	$9,051,000	$23,320,000	$36,176,000
Cost of goods sold	2,805,000	4,166,000	12,416,000	18,585,000
Software capitalization and purchased intangible asset write-off	1,600,000	175,000	1,600,000	175,000
OEM excess inventory charge	1,351,000		1,351,000
Gross profit (loss)	(481,000)	4,710,000	7,953,000	17,416,000

Operating expenses:
Selling and marketing	808,000	1,444,000	4,935,000	6,410,000
Research and development	1,234,000	1,782,000	5,583,000	7,124,000
General and administrative	872,000	978,000	3,997,000	4,568,000
Restructuring charges	434,000		434,000	253,000
Impairment charge-vendor software				400,000
Total operating expenses	3,348,000	4,204,000	14,949,000	18,755,000
(Loss) income from operations	(3,829,000)	506,000	(6,996,000)	(1,339,000)

Other income, net	11,000	68,000	52,000	154,000
(Loss) income before income taxes	(3,818,000)	574,000	(6,944,000)	(1,185,000)

Income tax provision (benefit)	182,000	101,000	194,000	(22,000)
Net (loss) income	$(4,000,000)	$473,000	$(7,138,000)	$(1,163,000)

Basic (loss) earnings per share	$(.36)	$.04	$(.64)	$(.10)

Diluted earnings per share		$.04

Weighted average common shares(1)	11,116,000	11,116,000	11,116,000	11,116,000

(1)Shares used in both basic (loss) earnings per share and diluted earnings per share

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Gross Profit Reconciliation
GAAP gross profit (loss)	$(481,000)	$4,710,000	$7,953,000	$17,416,000
Amortization of purchased intangible assets(a)	265,000	279,000	1,156,000	1,091,000
Software capitalization and purchased intangible asset write-off(b)	1,600,000	175,000	1,600,000	175,000
OEM excess inventory charge(c)	1,351,000		1,351,000
Stock-based compensation(d)	4,000	2,000	14,000	11,000
Non-GAAP gross profit	2,739,000	5,166,000	12,074,000	18,693,000
Non-GAAP gross profit percentage of sales	51.9%	57.1%	51.8%	51.7%

Operating Expense Reconciliation
GAAP operating expenses	3,348,000	4,204,000	14,949,000	18,755,000
Stock-based compensation(d)	(53,000)	(69,000)	(229,000)	(294,000)
Restructuring costs(e)	(434,000)		(434,000)	(253,000)
Litigation expenses(f)				(428,000)
Impairment charge – vendor software(g)				(400,000)
Non-GAAP operating expenses	2,861,000	4,135,000	14,286,000	17,380,000

Net Income (loss) Reconciliation
GAAP net (loss) income	(4,000,000)	473,000	(7,138,000)	(1,163,000)
Amortization of purchased intangible assets(a)	265,000	279,000	1,156,000	1,091,000
Software capitalization and purchased intangible asset write-off(b)	1,600,000	175,000	1,600,000	175,000
OEM excess inventory charge(c)	1,351,000		1,351,000
Stock-based compensation(d)	57,000	71,000	243,000	305,000
Restructuring costs(e)	434,000		434,000	253,000
Litigation expenses(f)				428,000
Impairment charge – vendor software(g)				400,000
Non-GAAP net (loss) income	$(293,000)	$998,000	$(2,354,000)	$1,489,000

Loss per Common Share
GAAP basic and diluted(h) net (loss) income per share	$(.36)	$.04	$(.64)	$(.10)
Non-GAAP basic and diluted(h) net (loss) income per share	$(.03)	$.09	$(.21)	$.13

The Non-GAAP financial measures above, and the reconciliation to our GAAP results for the periods presented, reflect adjustments relating to the following items:

(a) Amortization of purchased intangible assets – a non-cash expense arising from the acquisition of intangible assets that the Company is required to amortize over their expected useful life. The amount of purchased intangible assets increased significantly as a result of the acquisition of the USP and SP2000 signaling technologies acquired from GENBAND.

(b) Software capitalization and purchased intangible asset write-off – a non-cash charge incurred to write down the recorded balance of capitalized software development projects and purchased intangible assets to their estimated net realizable value.

(c) OEM excess inventory charge – a non-cash charge to increase the reserve for excess and obsolete inventories due to the Company’s decision to transition away from its OEM product line.

(d) Stock-based compensation costs – a non-cash expense incurred in accordance with share-based compensation accounting guidance.

(e) Restructuring costs – costs incurred as a result of restructuring activities taken to bring operating expenses more in line with expected revenues.

(f) Litigation expenses – legal expenses not indicative of core operating activities.

(g) Impairment charge – vendor software – One-time impairment charge recorded in connection with the termination of a marketing reseller agreement with a vendor, not indicative of core operating activities.

(h) Basic and diluted net income per common share are identical for the three months and year ended December 31, 2011.